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                                                                    EXHIBIT 23.1


                               Kyle L. Tingle, CPA



To Whom It May Concern:                                        December 20, 2001


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of December 3, 2001 accompanying the audited financial statements of Investment Agents, Inc., as at November 30, 2001, in the Form SB-2, Amendment #3, File Number 333-61286 with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Kyle L. Tingle


Kyle L. Tingle, CPA, LLC



P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net